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                                                                    EXHIBIT 10.3

                                    EXHIBIT A

     THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE AND ANY RIGHTS OR REMEDIES HEREUNDER SHALL BE SUBORDINATE TO MAKER'S PRESENT AND FUTURE BANK AND OTHER FINANCIAL INSTITUTION DEBT AND SUCH OTHER DEBT AS SET FORTH IN SECTION 1.2(a) OF THE ASSET PURCHASE AGREEMENT; PROVIDED, HOWEVER THAT THIS PROMISSORY NOTE SHALL RANK SENIOR TO ALL FUTURE ACQUISITION INDEBTEDNESS AND SHALL RANK NO WORSE THAN PARI PASAU WITH ALL OTHER FUTURE INDEBTEDNESS OF THE MAKER.

     THE PAYMENTS UNDER THIS PROMISSORY NOTE ARE SUBJECT TO OFFSET PURSUANT TO
SECTION 5.7 OF THE ASSET PURCHASE AGREEMENT, DATED November 19, 2002, BY AND AMONG MAKER AND LENDER.

                          SUBORDINATED PROMISSORY NOTE

U.S. $1,264,000.00                                              December 1, 2002
                                                                   Manalapan, NJ

     FOR VALUE RECEIVED, STRATUS SERVICES GROUP, INC., a Delaware corporation (hereinafter referred to as the "Maker") promises to pay to the order of ELITE PERSONNEL SERVICES, INC., a California corporation (hereinafter referred to as the "Lender"), at 12663 Promentory Road, Los Angeles, California 90049, or at such address as Lender may designate from time to time, the principal sum of One Million Two Hundred Sixty-Four Thousand and 00/100 Dollars ($1,264,000.00), which is deemed to include interest at the rate of four percent (4%) per annum, payable in ninety-six (96) equal monthly payments in the amount of Thirteen Thousand, One Hundred Sixty-Seven Thousand and 00/100 Dollars ($13,167.00) commencing on the date hereof, and monthly thereafter on the 1st day of each month, to accounts designated by the Lender, no less than two (2) business days before a scheduled payment date.

     This Promissory Note (the "Note") is made pursuant to the provisions of that certain Asset Purchase Agreement, dated as of November 19, 2002, by and between the Maker and Lender (the "Asset Purchase Agreement"). Any payment under this Note may be offset pursuant to the terms of Section 5.7 of the Asset Purchase Agreement. The capitalized terms herein not otherwise defined shall have the meaning given to such terms in the Asset Purchase Agreement.

     Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

     The indebtedness represented by this Note and any rights and remedies hereunder shall be subordinate to Maker's present and future bank and other financial institution debt and such other debt as set forth in Section 1.2(a) of the Asset Purchase Agreement; provided, however that this Note shall rank senior to all future acquisition indebtedness and shall rank no worse than pari pasau with all other future indebtedness of Maker.

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     Maker will be in default under this Note upon:

     (a) a failure to make payment of any installment within ten (10) days of the applicable due date. Upon the Maker's default, the installment shall be subject to a five percent (5%) late charge;

     (b) the filing by or against Maker of any petition seeking liquidation, reorganization, arrangement, readjustment of debts or any other relief under the federal Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state or federal;

     (c) A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of any of Maker's assets; or

     (d) Maker becomes insolvent, liquidates, sells or disposes of all or substantially all of the assets of its business, or otherwise ceases to do business in substantially the same manner as on the date hereof.

     Upon any default under this Note, the unpaid principal shall, at the option of the Lender, become immediately due and payable and interest will accrue, commencing on the default date, at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against Maker of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief. Failure to exercise this right to accelerate the Maturity Date shall not constitute a waiver of Lender's right to exercise the same in the event of any subsequent default. Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

     As to this Note and any other instrument securing the indebtedness, the Maker and all guarantors and endorsers severally waive all notice of acceleration, presentment, protest and demand, dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.

     Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and any attorneys' fees incurred in appellate, bankruptcy or post-judgment proceedings.

     This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles.

     The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

     This Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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     Until the first anniversary of the date hereof, this Note shall not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by Lender without the prior written consent of the Maker except to Bernard Freedman or Capital Temp Funds, Inc. Maker shall not sell, transfer, assign or otherwise dispose of this Note without the prior written consent of the Lender; provided that Maker may assign this Note to a subsidiary or affiliate of Maker as long as Maker remains liable for the obligations hereunder.

     The term "Maker" as used herein in every instance shall include the successors and assigns of Maker.

                                       STRATUS SERVICES GROUP, INC.

                                   By: /s/ Joseph J. Raymond
                                       -------------------------------------
                                       Joseph J. Raymond, President and CEO

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